INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Carmell Corporation (the “Company”) to Form S-3 to be filed on February 3, 2025, of our report dated April 1, 2024, with respect to our audits of the consolidated financial statements of Carmell Corporation as of December 31, 2023 and 2022, and for the years then ended listed in the accompanying index. We also consent to the reference to our firm under the caption “Experts”.

/s/ Adeptus Partners, LLC

Adeptus Partners, LLC

Ocean, New Jersey

February 3, 2025